[***] Represents information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Prototype Agreement

This prototype agreement and related Schedules (the “Agreement”) is entered into effective as of February 6, 2012 ("Effective Date") by and between Flux Power, Inc. (“Flux”), with a principal place of business located at 2240 Auto Park Way Escondido, CA 92029, and NACCO Materials Handling Group, Inc. (“NMHG”), with a principal place of business located at 4000 N.E. Blue Lake Road Fairview OR 97024, hereinafter referred together as (“Parties”).

RECITALS

WHEREAS, Flux develops and supplies energy storage systems and products to the market;

WHEREAS, NMHG develops and supplies electric forklift trucks and similar applications to the marketplace;

WHEREAS, NMHG wishes to engage Flux to develop a custom version of Flux’s energy storage system that can drop-in to NMHG’s electric forklift trucks;

WHEREAS, NMHG wishes to engage Flux to develop interfaces between NMHG’s truck control and battery charger management hardware and software and Flux’s energy storage system and products; and

WHERES, NMHG and Flux wish to memorialize a framework for the deliverables to be provided and negotiate an agreement to govern distinct components of their overall relationship.

NOW THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree to the following:

ARTICLE 1.0 DEFINITIONS

1.1
“Background Technology” of a Party means all Intellectual Property that (a) is (i) owned or licensed by such Party and (ii) is in existence in electronic or written form on or prior to the effective date or (b) is developed, acquired, or licensed by such Party after the effective date and relates to the Business of NMHG or Flux ESS respectively.

1.2
The “Business of NMHG” shall mean the business of designing, engineering, manufacturing and selling materials handling equipment and components thereof, including but not limited to lift trucks, warehouse lift trucks, counterbalanced lift trucks and large capacity cargo and container handling lift trucks.

1.3
“NMHG Products” means the materials handling equipment and components thereof (including a battery charger, Software Interface and not including Flux ESS or Flux’s Background Technology), and further including but not limited to lift trucks, warehouse lift trucks, counterbalanced lift trucks and large capacity cargo and container handling lift trucks.

Page 1 of 21                      Confidential

1.4
“Battery Pack Design” means the specific external package design specified in the Deliverables for the use in NMHG Products or related interconnects between Flux’s ESS and NMHG’s Products to the extent they are developed under this Agreement but does not include the Intellectual Property, technology or design of Flux’s ESS or Flux’s Background Technology.

1.5
 “Deliverables” means any physical deliverables specifically purchased by NMHG in an applicable Schedule, Battery Pack Design and Software Interface that Flux will deliver to NMHG during or at the completion of the performance of each Schedule. Deliverables shall be provided to NMHG in accordance with each Schedule and shall conform to the specifications set forth therein;

1.6
 “Flux ESS” means Flux’s energy storage systems, technology, know-how and related Intellectual Property and solutions to power vehicles, prototypes, products and solutions including but not limited to lithium-ion battery cells, battery balancing boards, battery control module, battery interconnects, power distribution unit, DC/DC converter, software, firmware, enclosures and any additional products directly related to Flux’s Background Technology and specifically does not include NMHG’s Background Technology;

1.7
“Intellectual Property” means all algorithms, apparatus, circuit designs and assemblies, databases and data collections, designs, diagrams, documentation, drawings, flow charts, formulae, ideas and inventions (whether or not patentable or reduced to practice), know-how, materials, marketing and development plans, marks (including brand names, product names, logos, and slogans), methods, models, network configurations and architectures, procedures, processes, protocols, schematics, software code (in any form including source code and executable or object code), specifications, subroutines, techniques, tools, uniform resource identifiers, user interfaces, web sites, works of authorship, and other forms of technology and intellectual property.

1.8
“Intellectual Property Rights” means worldwide common law and statutory rights associated with (i) patents and patent applications; (ii) works of authorship, including mask work rights, copyrights, copyright applications, copyright registrations and "moral" rights; (iii) the protection of trade and industrial secrets and confidential information; (iv) other proprietary rights relating to intangible intellectual property (specifically including trademarks, trade names and service marks); (v) analogous rights to those set forth above; and (vi) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

1.9	“PCR” means a mutual written agreement by Parties’ management of a change of Deliverables using Flux’s project change request form.

1.10	“NMHG’s Control Unit” means any software, firmware or hardware that controls the operation of NMHG’s Products.

1.11  “Schedule” means the exhibits to this agreement that further define the Deliverables;

1.12
“Software Interface” means the software program that specifically developed under this Agreement that provides a logical interface and communication between Flux’s ESS and NMHG’s Control Unit and does not mean any, hardware, software or firmware of Flux’s ESS or Background Technology.

ARTICLE 2.0 PERFORMANCE OF SERVICES

2.1
Flux agrees to provide Deliverables for NMHG pursuant to the terms and conditions set forth in this Agreement and each fully executed Schedule that references this Agreement. At a minimum, Schedules shall include details of the Deliverables, estimated dates the Deliverables should be made available and estimated costs to NMHG of providing such Deliverables.

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2.2
Flux agrees to use best efforts to provide the Deliverables associated in each Schedule.  Unless agreed upon in a Schedule Flux shall not be penalized for late Deliverables.  In the event Deliverables are not met or in the event Deliverables are late the Parties agree to negotiate a cure period in good faith.

2.3	When applicable NMHG shall use best efforts to assist Flux in providing Deliverables, which may include but is not limited to access to NMHG’s facilities, personnel, and NMHG Products.

2.4
Parties agree that due to various reasons and often outside of the control of Parties the scope, types and schedule of the Deliverables may change.  Changes requested by NMHG shall be made using PCR and are subject to additional fees and costs.

ARTICLE 3.0 COSTS, INVOICING AND PAYMENTS

3.1	Upon pre-approval, which shall not be unreasonably denied, NMHG agrees to reimburse Flux for any out-of-pocket expenses incurred in the event travel is required.
3.2
NMHG shall pay Flux the fees set forth in an applicable Schedule in accordance with the Schedule’s payment terms therein. In the case of fees due not specifically identified in an applicable Schedule (i.e. travel expenses) Flux shall provide a true and correct invoice to NMHG and NMHG agrees that all fees shall be paid within thirty (30) days from the date of such invoice.

ARTICLE 4.0 CONFIDENTIALITY & INTELLECTUAL PROPERTY

4.1
Each Party shall have and retain exclusive ownership of its Background Technology, including any Intellectual Property Rights therein. All Intellectual Property discovered, created or developed under, or in connection with, this Agreement that directly relates to Flux’s ESS and Flux’s Background Technology shall be and remain the sole property of Flux and its assigns. All Intellectual Property discovered, created or developed under, or in connection with, this Agreement that directly relates to NMHG Background Technology or the NMHG Products shall be and remain the sole property of NMHG and its assigns. To the extent that the Deliverables include a Software Interface and a Battery Pack Design, Flux hereby grants to NMHG the irrevocable, perpetual, fully paid, non-exclusive, worldwide, right and license to use, execute, sell, reproduce, display, perform, distribute copies of, and prepare derivative works of the Software Interface and Battery Pack Design.

This Agreement shall in no way limit Flux’s right to market, sell and obtain Intellectual Property protection for Flux’s ESS or the Flux Background Technology and Flux reserves the right to assert any claims based upon any resulting legal protection of such Intellectual Property Rights.  Nothing in this Agreement or any Schedule shall be deemed to be a transfer or license by NMHG to Flux of any NMHG Background Technology.

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4.2
Except as provided in this Agreement, neither party may use, reproduce, distribute or disclose Confidential Information it receives from the other party under this Agreement, without the prior written authorization of the disclosing party. Each party must hold in confidence Confidential Information received from the other party and must protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of like importance, but in no event less than reasonable care, for a period of (2) years from the date of receipt of the Confidential Information).  “Confidential Information” shall mean information which if disclosed (i) in tangible form, is clearly marked as "confidential" or  "proprietary" at the time of disclosure, or (ii) in intangible form (such as orally or visually), the disclosing party identifies as "confidential" or "proprietary" at the time of disclosure to the receiving party within thirty (30) days of disclosure.  Notwithstanding the foregoing marking requirements, the parties agree that technical information regarding prototypes, Flux’s ESS and either party’s Background Technology shall always be deemed and considered Confidential Information.

4.3
During the term of this Agreement and for a period of two (2) years thereafter, neither party shall without the prior written consent of the other party, directly solicit any of the other party’s employees for employment; provided, however, that the foregoing restriction shall not apply to a general solicitation for application for employment made through advertising, web sites or other mediums not involving the direct targeted solicitation of a specific person.

ARTICLE 5.0 General

5.1
Either party may terminate this Agreement and/or related Schedule for convenience with a sixty (60) day written notice.  In the event of termination Flux shall use reasonable efforts to scale down any work on this Agreement or related Schedule and provide an itemized invoice of all work performed and expenses incurred up to the date of termination and NMHG agrees to pay said invoice within thirty (30) days.

5.2
With respect to disputes, the parties agree that in the event of any dispute or difference arising out of or relating to this Agreement, except for breach in NMHG’s lack of payment, the parties hereto shall use their best endeavors to settle such disputes or differences.  To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interest, to reach a just and equitable solution within a period of thirty (30) days, and then the disputes or differences shall be finally settled by arbitration administered by the American Arbitration Association.  This Agreement and all matters arising thereunder shall be governed by the laws of the state of California applicable therein without giving effect to the rules respecting conflict of law.

5.3	A party is not liable under this Agreement for non-performance caused by events or conditions beyond that party's control, if the party makes reasonable efforts to perform.

5.4	LIMITATION OF LIABILITY

EXCEPT AS EXPRESSLY SET FORTH ABOVE, NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND FLUX EXPRESSLY DISCLAIMS ALL WARRANTIES NOT EXPRESSLY STATED HEREIN.  THE WORK PERFORMED UNDER THIS AGREEMENT IS FOR THE PRODUCTION OF PROTOTYPE UNITS
IN NO EVENT SHALL FLUX BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF BUSINESS, REVENUE, PROFITS, GOODWILL, USE, DATA OR OTHER ECONOMIC ADVANTAGE) ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER IN BREACH OF CONTRACT, BREACH OF WARRANTY OR IN TORT, INCLUDING NEGLIGENCE, AND EVEN IF THAT PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

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5.5	Flux may assign or delegate portions or the entirety of the Deliverables to 3rd parties, subcontractors, contract manufacturers and consultants.

5.6
Except for agreements relating to confidentiality, this Agreement constitutes the entire agreement between NMGH and Flux with respect to the subject matter hereof and shall bind Parties and their perspective parents, subsidiaries and affiliates.  Furthermore this Agreement supersedes all prior agreements, understandings and proposals, whether written or oral. This Agreement may not be amended or modified except by a writing signed by both parties. No oral statement of any person will, in any manner or degree, modify or otherwise effect the terms and provisions of this Agreement.  Except for terms relating to Intellectual Property Rights, the terms and conditions of a related Schedule shall control if and when there is a conflict with any of the terms or conditions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives and have made effective as of the Effective Date.

Flux Power, Inc.	NACCO Materials Handling Group, Inc.
By: /s/ Craig Miller	By: /s/ Rajiv K. Prasad
Name: Craig Miller	Name: Rajiv K. Prasad
Title: VP, Director of Legal Affairs	Title: VP Global Product Development
Date: 2-20-2012	Date: Feb 22, 2012

////

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Exhibit A

Schedule No. 1
To
Prototype Agreement

This Schedule No. 1 (“Schedule”) to the Prototype Agreement (the “Agreement”) entered into effective as of February 6, 2012 by and between Flux Power, Inc. (“Flux”), and NACCO Materials Handling Group, Inc. is entered into and effective by the parties hereto as of Feb 22, 2012 (“Schedule 1 Effective Date”).  This Schedule is subject to the terms and conditions of the Agreement.

(Remainder of page intentionally left blank)

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LiFePO4 Energy Storage System

Prepared For NACCO Materials Handling Group

CONFIDENTIAL

Version                                       1.00
Version Date                             2/20/12

Purpose and Scope

This Schedule defines Deliverables to be provided by Flux for NMHG in accordance with the following project scope.

The Parties agree to the following business objectives and goals, with contingencies are as follows:

1.	In the event the parties wish to go forward with the manufacture and distribution of Flux ESS for NMHG Products such will require:

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a)
A successful performance demonstration which means meeting or exceeding existing lead acid battery performance under a full rage of NMHG Products in various working environments. This is to be demonstrated through the testing of Flux ESS for NMHG Products prototypes.  The Parties understand that the requirement defined herein are designed to describe attributes only and may not fully represent all of NMHG’s customer expectations; and

b)
Viable economic performance, to include initial Flux ESS product costs and total operational costs.  Saving must be compelling enough to entice current NMHG customers that use lead-acid batteries to change to the Flux ESS for NMHG Products.  The January 2012 economic performance point requires a cost less than or equal to $0.50 per W-hr for the Flux ESS based on the volume of 6,000 packs per year at a consistent cell specification.  NMHG shall either confirm or update the economic performance point on a 6-month schedule.

c)	Mutual approval of an NMHG Master Supply Agreement (“MSA”), which both parties agree to negotiate in good faith.
d)
e)	Upon moving forward with manufacture and distribution of Flux ESS for NMHG Products, NMHG will:
f)	offer validated Flux ESS for exclusive non lead-acid energy source sale throughout NMHG’s global dealer distribution network thorough June 2016; and
g)	Provide product introduction / order readiness to NMHG dealers NLT December, 2012

Reference Material

[1]	SOW Jan 2012.doc, NMHG, Ref: NA, Version: NA, Dated: NA

[2]	Scope_Draft_01192012, Flux Power, Ref: NA, Version: NA, Dated: NA

[3]	Non-Disclosure Agreement, Flux Power, Ref: NA, Version: NA, Dated December 1, 2011

The foregoing reference materials are provided for general informational purposes only, and the reference materials shall not be construed to be a requirement for any Flux Deliverable unless specifically identified as a requirement in the acceptance test plan or set forth herein.

Acronyms

Term	Definition
ARO	After Receipt of Order.
BCM	Battery Control Module
BMSM	Battery Management System Module
CAN	Controller Area Network
Flux ESS	Flux’s Energy Storage System
NMHG	NACCO Material Handling Group

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Deliverables Description

Project Background

NMHG intends to evaluate and test Flux’s ESS to determine whether it would adequate for integration into NMHG Products.  Deliverables shall be designed to retrofit some of NMHG Product for testing and validation.

As a part of Deliverables Flux will provide a solution using Flux ESS and current intellectual property and technology to provide a prototype energy storage systems that meets NMHG specifications and drawings to integrate into their existing NMHG Products. As a part of the Schedule, Flux will build at a minimum of three (3) complete working prototypes of Flux’s ESS for NMHG Products.

NMHG Project Description

NMHG’s objective is to evaluate and test functional prototype Flux ESS’s to work with NMHG Products and support their series/parallel power strategy using Flux’s ESS.

NMHG’s goal is to have the first Flux ESS prototypes available for installation and testing by _April 9th 7 weeks post Schedule Effective Date, as defined in 1.1.2 M.2.  To achieve this goal, Parties must lock down NMHG ESS specifications by the Schedule Effective Date. February 20th.

Flux Power Services Project Description

Flux will work with NMHG and third parties to provide and unit test the prototype of Flux ESS.

Contact Information

The following is an initial list of contacts for this Project.
Name	Title	Phone	Email
Ed Munar	VP Business Development	877-505-3589	ed@fluxpwr.com
Alex Smith	Senior Applications Engineer	877-505-3589 ext 107	alex@fluxpwr.com
Brian Gallagher	Project Manager	877-505-3589	brian@fluxpwr.com
Laurence Dunn	Chief Engineer	503-721-6244	laurence.dunn@nmhg.com
Mark Stonick	Global Strategic Technology Procurement	503-721-6149	mark.stonick@nmhg.com
Roger Penfound	Project Manager	503-721-6884	roger.penfound@nmhg.com

Location of Work Facilities

During the course of this Schedule, Flux development resources will be located at selected Flux and NMHG facilities. The location of the resource will be based on optimal delivery of Deliverables. The following is a list of proposed work locations.

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NMHG Facilities

NACCO Material Handling Group, Inc.
Address	4000 N.E. Blue Lake Road
City	Fairview	State/Province	OR
Country	USA	Postal Code	97024-8710
Telephone	503-721-6205
Fax	503-721-6200

Flux Power Facilities

Flux Power, Inc.
Address	2240 Auto Park Way
City	Escondido	State/Province	CA
Country	USA	Postal Code	92029
Telephone	877-505-3589 (FLUX)
Fax	760-741-3535

System Overview

Flux Power will provide prototype Flux ESS for NMHG Products to meet the functions and requirements specified below.

Energy Storage System (ESS)

Flux’s ESS includes but is not limited to lithium-ion battery cells, battery balancing boards, battery control module, battery interconnects, power distribution unit, DC/DC converter (POC) and an enclosure.  The prototype provided to the NMHG will contain each of these major sub-assemblies and they are described below:

1.	Lithium Battery Cells – [***] battery cells with cell voltage ranges from [***] minimum, [***] nominal and [***] maximum.

2.	Battery Balancing Boards – Monitors voltage and temperature measurements up to 4 battery cells and performs charge balancing.

3.	Battery Control Module – Centralize controller for managing and monitoring the ESS’s batteries and controls the charging and system level interfaces.

4.	Battery Interconnects - Buss bars and wiring.

5.	Power Distribution Unit – Contactors, fusing, interlocks and battery protection.

6.	DC/DC Converter – Provides regulated 12V power source by bucking down the ESS’s high voltage from the batteries. (POC)

7.	Enclosure – Battery box with fastening/attachments and lid.

The first prototype Flux ESS design will be a nominal [***] lithium-ion battery [***] utilizing [***] cells arrayed in [***] separate [***] cell groups with independent positive and negative connections brought out to recommended connectors from NMHG.  The Flux ESS will allow either parallel or series connections of the [***] groups of [***] cells such that the NMHG can either be discharged or charged in series or parallel configuration.
The figure below will be assembled in a battery enclosure case designed by NMHG with suggested modifications from Flux.

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[***]
Figure 1 – NMHG Enclosure Design

Work Packages

The Deliverables will consist of the following work packages:

High Level Design

Flux will complete a high level design of the Flux ESS for use in NMHG Product prior to the start of detailed hardware design tasks. Specific tasks to be completed by Flux in this High Level Design work package include, but are not limited to:

• Select major critical components and develop high-level hardware block diagram.

• Identify long lead or otherwise at-risk components.

• Develop preliminary Bill of Materials (BOM).

• Prepare a Hardware Design Document.

• Review Hardware Design Document with MNHG.

This work will be carried out at Flux Power’s Escondido office.

Mechanical Design Package

Flux will design the detailed drawings and assemblies to implement the features of the Flux’s ESS into NMHG Products enclosure and mounting structure. Specific tasks to be completed by Flux in this mechanical design work package include, but are not limited to:

•	Develop detailed mechanical 2D and 3D drawings into CAD package.

•	Create detailed Bills of Materials.

•	Review detailed mechanical designs with NMHG and peers.

The work will be carried out at Flux’s Escondido office.

Electrical / Wiring Design Package

Flux will design the detailed electronics wiring and interfaces to implement the features of the Flux ESS into NMHG Products power and communications distribution. Specific tasks to be completed by Flux in the Electrical / Wiring work package include, but are not limited to:

•	Develop detailed wiring design and enter the design into 2D wiring schematics.

•	Create detailed Bills of Materials.

•	Review detailed electronics design with NMHG and peers.

The work will be carried out at Flux Power’s Escondido office.

Hardware Prototyping Support

Flux will procure engineering prototype components and fabrication and assembly services for the NMHG Product.  Specific tasks to be completed by Flux in this hardware prototyping work package include, but are not limited to:

Page 11 of 21                      Confidential

•	Flux will procure components to build engineering prototype electronics and wiring assemblies.

•	Flux will procure engineering prototype mechanical assemblies for the enclosure from a local quick turn fabrication source or local source provided by NMHG.

•	Flux will inventory and assembly prototype Flux ESS units and perform functional checkouts.

•	Flux will provide technician support for troubleshooting and test assistance.

This work will be carried out at Flux Power’s Escondido office.

Engineering Prototype Verification

Flux will conduct design verification tasks on engineering prototype Flux ESS units. Specific tasks to be completed by Flux in this engineering verification work package include, but are not limited to:

•	Assemble and perform functional checkout of Flux ESS units.

•	Support software/hardware integration and testing.

•	Test hardware features against design requirements.

•	Verify fit of prototype of components in Flux ESS enclosure for installation into NMHG Products.

This work will be carried out at both Flux’s Escondido office and NMHG’s Fairview office.

Software development

Flux will develop BCM software to provide both internal and external links to interface with prototype Flux ESS units for NMHG Product and demonstrate correct operation.  Flux will perform the following software development tasks:

•	Establish communication protocols and provide diagnostics.

•	Unit test all software modules interfacing with BCM.

•	Update code as issues and defects are uncovered during prototype testing.

Acceptance Test

Flux Power will develop and document a Test Plan and Acceptance Test Procedure and perform integration testing using the software, prototype electronics and enclosure. Specific tasks to be completed by Flux in this work package include:

•	Prepare Acceptance Test Plan.

•	Prepare Acceptance Test Procedure.

•	Perform Software integration testing.

•	Perform Functional testing.

•	Perform Final acceptance testing.

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The work will be carried out at Flux’s Escondido office.  Flux shall use best efforts to design to meet specifications defined herein and provide a test plan identified above but will not be providing testing under this Schedule including but not limited to environmental and life testing.

Requirements

General Requirements

R.1	Flux ESS shall be operational in a temperature range of [***] deg C to [***] deg C

R.2	Flux ESS shall be have a storage temperature range of [***] deg C to [***] deg C

R.3	Flux ESS shall be designed with best design engineering practices to protect from electrical short circuits with the following devices:

•	Fuses/circuit breakers/contactors/PTC devices and used where appropriate

•	Surge and preventative protection from key off load during high discharge currents.

R.4	Flux ESS prototype units shall be designed with best design engineering practices to comply with the following standards:

•	Thermal Shock: SAE J1455

•	Humidity: SAE J1455

•	Salt Spray: SAE J1455

•	Dust and Moisture (NMHG is responsible for overall case sealing): IEC IP 66 or 68

•	Emissions: EN 12895

•	Susceptibility: EN 12895 [***]

•	ESD: SAE J1455

•	Vibration: SAE J1211

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ESS Requirements

R.5	Flux ESS prototype unit’s case will be powder coated black.

R.6	Flux ESS prototype units will have the supplied drawings to fabricate a battery case.

R.7	Flux ESS prototype unit’s BCM will support [***] protocol.

R.8	Flux ESS prototype unit’s BCM will have a communication’s rate of [***]kbs.

R.9	Flux ESS prototype unit’s BCM [***]

R.10	Flux ESS prototype unit’s BCM [***]

R.11	Flux ESS prototype unit’s communication wiring will be twisted pair and in compliant with SAE J1939.

R.12	Flux ESS prototype units will utilize battery cables with a minimum size of 4/0

R.13	Flux ESS prototype units will provide discharge currents up to [***] amps for [***] second durations.

R.14	Flux ESS prototype unit’s communications connector will be a [***] device as defined in Figure 1.

R.15	Flux ESS prototype unit’s internal wiring will use [***]

R.16	Flux ESS prototype unit’s batteries will be capable of minimum charge rate of [***]

Assumptions

The following list shows some of the most important assumptions used in preparing the schedule and estimates for this project. If an Assumption is proved to be false, a cost and/or schedule impact may occur and will be managed as a project change

Ref.	Assumption
A.1	NMHG will assume responsibility of securing [***]
A.2	NMHG will assume responsibility [***]
A.3	Flux will source lithium-ion battery cells and select preferred source.
A.4	Flux will design and implement battery cell mounting and fastening schemes into Flux ESS prototype units.

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Flux Power Standard Product

There will be Flux products and intellectual property used within this statement of work.  The products include but are not limited to Flux ESS, battery control modules (BCM) and battery management system modules (BMSM).

Deliverables

Flux Deliverables

The following Deliverables shall be deemed deliverables Flux shall provide to NMHG’s in accordance with the terms of the Schedule.

Documentation Deliverables

Flux will provide a license to use for internal use purpose only but not create derivative works of the following documentation deliverables as a result of the Schedule.
Ref.	Description	Type	Format	Media
Mechanical Hardware Design
D.1	Top Level Block Diagram	—	PDF or Visio	FTP/email
D.2	CAD Solid Models	—	.IGS	FTP/email
D.3	Bill(s) of Materials	—	MS Excel	FTP/email
D.4	2D Build Prints	—	PDF	FTP/email
D.5	Assembly Instructions	—	PDF	FTP/email
D.6	Engineering Change Orders	—	PDF or MS Word	FTP/email
Electrical / Wiring Design
D.7	Electrical wiring schematics	—	Visio	FTP/email
D.8	Installation Instructions	—	Text	FTP/email
D.9	Power and Communication Interface Document		MS Word	FTP/email
D.10	Software Build Release Notes	—	Text	FTP/email
Acceptance Test Plan
D.11	Test Plan Document	—	MS Word or TRACE	FTP/email
D.12	Acceptance Test Procedure	—	PDF or TRACE	FTP/email

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Prototype Hardware Deliverables

Flux Power will provide the following prototype Deliverables as a result of the Schedule.
Ref.	Prototype Description	Qty Built	Qty to NMHG	Qty to Flux Power
D.13	Flux ESS prototype units for NMHG Products	3	3	0

Planning and Reporting

As part of the Services under this Agreement, Flux will assign a project manager to ensure effective management of the development activities carried out by Flux.

The Project Manager will:

1.	Provide the necessary project management support to the project to ensure effective management of the Flux development activities.

2.	Participate in Flux and NMHG project management meetings.

3.
Act as the focal point for all issues and problem reports. These problem reports can be informal (via email) but will be used to report and act upon any issue/problem requiring investigation or changes.

4.	Identify, assess, and prepare contingency or mitigation plans for project risks to reduce or eliminate negative impacts to schedule, cost, and technical execution of the project.

5.
Provide NMHG with the following reports/plans on a mutually agreed schedule: Status report – includes an executive summary, project progress for reporting period, issues summary, action item summary, project task plans, milestones, deliverables summary, PCR summary.

a.	Risk report – Risks are tracked and managed throughout the project. Risk detail and summary reports can be exported as an excel file or PDF.

b.	Issue Report– Issues are tracked and managed through Trace and can be accessed on line. Issue detail and summary reports can be exported as an excel file or PDF.

c.	Action Items Report – Action items are tracked and managed through Trace and can be accessed on line. Action items detail and summary reports can be exported as an excel file or PDF.

d.	Schedule Report – Project schedule is tracked using Microsoft Project and schedule report is issued as a PDF file.

e.	PCR (as required).

Project plans will take into account NMHG’s timescale requirements, the availability of Flux staff, and will be agreed upon with NMHG before the Project proceeds.  All Deliverables and reports shall be considered Confidential.

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Estimated Major Events of Project

The following estimated schedule will apply to the Deliverables:
Ref.	Project Major Events	Estimated Completion	Elapsed Time
M.1	Project Start	Receipt of Order*	0 Week
M.2	Flux ESS prototype requirements frozen	2 Weeks after M.1	2 Weeks
M.3	NMHG approves design Flux ESS units mechanical enclosures and design review complete	2 Weeks after M.1	2 Weeks
M.4	NMHG approves design Flux ESS units electrical and wiring and design review complete	2 Weeks after M.1	2 Weeks
M.5	Flux ESS design document review completed and design released	1 Week after M.2	3 Weeks
M.6	Flux ESS materials and parts ordered	1 Week after M.5	4 Weeks
M.7	Flux ESS material request date (MRD)	3 Weeks after M.6	7 Weeks
M.8	Flux ESS prototypes assembled and tested	2 Weeks after M.7	9 Weeks
M.9	Flux ESS prototypes shipped to NMHG	1 Week after M.8	10 Weeks

The Project schedule is based on dependencies. Failure to complete tasks and responsibilities as indicated or NMHG failure to deliver prerequisites as required could result in schedule slips and additional charges to NMHG.
* Flux shall begin staffing the Schedule and Project after the Receipt of Order (ARO) as evidenced by (1) receipt of NMHG’s Purchase Order, (2) receipt of signed Agreement, and (3) receipt of signed Schedule.

Fixed Price

All fees contained in this Schedule are based on fixed priced numbers and are estimates made purely for budgeting purposes and may change upon Flux discretion.

Estimated Professional Services Fees

Based on the foregoing, the following are estimated fees for Professional Services. Flux Power reserves the right to use third party and additional engineering resources if required for the Project.

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Type of Engineering Resource	Estimated Hours	Standard Hourly Rate		Fees
Project Manager	[***]	[***]	$	[***]
Senior Mechanical Engineer	[***]	[***]	$	[***]
Mechanical CAD Designer	[***]	[***]	$	[***]
Senior Electrical Engineer	[***]	[***]	$	[***]
Embedded Engineer	[***]	[***]	$	[***]
Systems Integration Engineer	[***]	[***]	$	[***]
Total Engineering Estimate				$64,000

Estimated Prototype and Materials Fees

The following are the Prototyping product costs:
Type of Prototyping Charge	Estimated Hours		Estimated Fees
Components		$	[***]
Assembly		$	[***]
Other		$	[***]
Total Prototype and Materials Fee Per Unit			$18,320

Travel Costs

Any travel required of Flux Power Personnel will be approved by NMHG. NMHG will reimburse Flux Power for actual, reasonable travel, living expenses and per diem. Flux Power will provide NMHG with detailed expense reports for such travel.

Start Payment and Invoicing

An initial payment (“Start Payment”) shall be due upon execution of this Schedule, which amount shall be equal to forty percent (40%) of the total estimated fees as summarized herein. Work will begin when the NMHG purchase order is received and as such deliverables may be delayed without penalty to Flux.  Flux shall invoice NMHG immediately upon purchase order receipt and as defined in the Payment Schedule below.  NMHG shall pay said invoices within one (1) week of receipt.

Summary of Total Costs

The estimated total fees for the Project are summarized below. Due to the nature of development work for this Project, it is not possible to accurately reflect a minimum or maximum amount of fees.

Fee Category	Total
Professional Services ($64,000 with a 20% discount)	$51,200
Prototype and Materials Services (Estimated Fees for 3 units at $18,320)	$54,960
Project Total	$106,160
The start payment for the Project is	$42,464

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Payment Schedule

Date (Milestone)	Amount %
Start of Project	40% of total
M.5 - ESS design document review completed and design released	30% of total
M.9 - ESS prototypes shipped to customer	Remainder of total balance due

IN WITNESS WHEREOF, the parties have caused this Schedule to be signed by their duly authorized representatives and have made effective as of the Schedule 1 Effective Date.

Flux Power, Inc.	NACCO Materials Handling Group, Inc.
By: /s/ Craig Miller	By: /s/ Rajiv K. Prasad
Name: Craig Miller	Name: Rajiv K. Prasad
Title: VP, Director of Legal Affairs	Title: VP Global Product Development
Date: 2-20-2012	Date: Feb 22, 2012

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